Exhibit 99.1

aaiPharma Inc.

Outline of Terms and Conditions for Financing Facility

This Outline of Terms and Conditions is part of the Commitment Letter, dated April 10, 2004 (the “Commitment Letter”), addressed to aaiPharma Inc. (“aaiPharma”) by Silver Point Finance, LLC (together with one or more of its affiliates or other lenders designated by it, hereinafter referred to as the “Lender”) and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein shall have the meanings set forth in the Commitment Letter unless otherwise defined herein.

BORROWER:	aaiPharma and other subsidiaries of aaiPharma required by the Lender in its reasonable business judgment.

GUARANTORS:	All subsidiaries of aaiPharma that are not a Borrower, as required by the Lender in its reasonable business judgment, (together with the Borrower, each a “Company” and collectively, the “Companies”).

LENDER:	The Lender or affiliates thereof and/or other lenders, to be designated at closing by Silver Point Finance, LLC.

FINANCING FACILITY:	A $135,000,000 credit facility consisting of (i) a $15,000,000 revolving credit facility (the “Revolving Credit Facility”) and (ii) a $120,000,000 term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Financing Facility”).

Revolving Credit Facility:

A $15,000,000 Revolving Credit Facility. Aggregate advances under the Revolving Credit Facility (“Revolving Loans”) would be limited to $15,000,000, and would be made available subject to customary conditions precedent including, without limitation, absence of defaults, no material adverse change, accuracy of representations and warranties (subject to exceptions as to immaterial items), and payment of fees and expenses.

Term Loan Facility:

A $120,000,000 Term Loan Facility. The term loan (the “Term Loan” and together with the Revolving Loans, collectively, the “Loans”) will be made on the Closing Date in an amount equal to $120,000,000. The Term Loan will be payable in full on the Maturity Date.

TERM:	The Loans will mature on the date that is 2 years after the Closing Date (the “Maturity Date”).

MANDATORY	Mandatory Prepayments:
AND OPTIONAL
PREPAYMENT:	The Loans shall be subject to customary mandatory prepayments to be agreed upon to be included in definitive loan documentation.

Optional Prepayments:

The Companies would be permitted to prepay the Loans in whole or in part at any time, subject to payment of the Prepayment Fee.

Prepayment Fee:

A permanent reduction of the revolving credit commitment or a prepayment of the Term Loan at any time prior to the Maturity Date would be subject to the payment of a prepayment fee equal to (i) 3.0% of the amount of such reduction or prepayment, as the case may be, in the event that such reduction or prepayment occurs on or before the 9 month anniversary of the Closing Date, (ii) 1.5% of the amount of such reduction or prepayment, as the case may be, in the event that such reduction or prepayment occurs after the 9 month anniversary of the Closing Date and on or before the 18 month anniversary of the Closing Date, and (iii) 0.75% of the amount of such reduction or prepayment, as the case may be, in the event that such reduction or prepayment occurs after the 18 month anniversary of the Closing Date and before the 21 month anniversary of the Closing Date.

CLOSING DATE:	The first date on which all definitive loan documentation satisfactory to the Lender (the “Loan Documents”) is executed by the Companies and the Lender; provided, that the Companies and the Lender shall use good faith efforts to execute such definitive loan documentation by not later than April 23, 2004.

COLLATERAL:	All obligations of the Companies to the Lender shall be secured by a perfected lien on and security interest in all assets of the Companies (with such exceptions with respect to immaterial foreign assets or as may be mutually agreed upon by Lender and aaiPharma, including, without limitation, the assets subject to the MVI Sale) now owned and hereafter acquired, including, without limitation, all owned real property, fixtures, accounts, inventory, equipment, general intangibles, payment intangibles, chattel paper, instruments, investment property, commercial tort claims, trademarks, copyrights, patents and other intellectual property, and all proceeds thereof, including all of the stock of each subsidiary of aaiPharma (the “Collateral”). The outstanding principal amount of the Loans, all accrued and unpaid interest, all costs, fees and expenses of the Lender and all other obligations owed to the Lender shall be secured as described above.

INTEREST:	At the option of the Borrower, the Loans shall bear interest at a rate per annum equal to either (x) the LIBOR Rate (as defined below) plus 6.25% or (y) the Reference Rate (as defined below) plus 5.25%, payable monthly in arrears.

As used herein (x) “LIBOR Rate” means the rate per annum, determined by the Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, on the basis of the rates at which dollar deposits are offered to major banks in the London interbank market, adjusted by the reserve percentage prescribed by governmental authorities as determined by the Lender, provided that, at no time shall the LIBOR Rate be less than 2.00% and (y) “Reference Rate” means the greater of (1) the rate of interest publicly announced from time to time by a commercial bank selected by the Lender as its reference rate, base rate or prime rate, and (2) the Federal Funds rate plus 0.50%, provided that, at no time shall the Reference Rate be less than 4.00%. All interest and fees for the Financing Facility shall be computed on the basis of a year of 360 days for the actual days elapsed. If any Event of Default shall occur and be continuing, interest shall accrue at a rate per annum equal to 2% above the rate previously applicable to such obligation, payable on demand.

The Lender’s obligation to provide LIBOR Rate loans shall be subject to (a) a maximum number of interest periods, interest periods of certain specified lengths, and a minimum amount and integral multiple levels of the LIBOR Rate loans, in each case to be set forth in the definitive loan documentation, and (b) the Borrower shall be responsible for any breakage fees, yield maintenance, or other associated costs, as determined by the Lender.

FEES:	[omitted]

Unused Line Fee:	1.00% on the unused portion of the Revolving Credit Facility, payable quarterly in arrears.

USE OF PROCEEDS:	The Loans shall be used to, together with the net cash proceeds received from the MVI Sale, (i) fund the A325 Acquisition, (ii) repay outstanding loans under the Companies’ existing senior credit facility, (iii) fund the interest payment owing by aaiPharma in respect of its Senior Subordinated Notes, (iv) provide for ongoing working capital and general corporate purposes of the Companies, and (v) to pay for fees, costs and expenses incurred in connection with the closing of the Financing Facility.

CONDITIONS PRECEDENT:	The obligation of Lender to make the Loans under the Financing Facility will be subject to customary conditions precedent including, without limitation, the following special conditions precedent:

(a)	Lender’s completion of its legal and collateral due diligence, including without limitation, (i) Lender’s satisfaction in its reasonable business judgment with (A) the results of a reference check on each member of key management, (B) the results of its review of all material contracts of the Companies, (C) the results of its review of (1) aaiPharma’s Senior Subordinated Notes, (2) all documentation relating to the MVI Sale, and (3) all documentation relating to the A325 Acquisition, and (D) the Companies’ having all required licenses and permits necessary to conduct its businesses, and (ii) review of ERISA, environmental, intellectual property, litigation, tax and labor matters, with results satisfactory to the Lender, provided, that, with respect to the Disclosed Events, the Lender shall apply the standard set forth in the qualification to the definition of Material Adverse Change set forth in the Commitment Letter.

(b)	Execution and delivery of appropriate legal documentation in form and substance reasonably satisfactory to Lender and the satisfaction of the conditions precedent contained therein.

(c)	No Material Adverse Change (subject to the qualification to the definition thereof set forth in the Commitment Letter) shall have occurred.

(d)	The Lender shall have been granted a first priority perfected lien on all Collateral.

(e)	The Lender shall have received UCC, tax and judgment

lien searches and other appropriate evidence, evidencing the absence of any other liens on the Collateral, except liens permitted by the Lender in its reasonable business judgment.

(f)	Opinions from the Companies’ counsel as to such matters as the Lender and its counsel may reasonably request, including, without limitation, that, as made on the Closing Date, the Financing Facility constitutes “Permitted Debt”, “Senior Debt” and “Designated Senior Debt” under the indenture governing the Senior Subordinated Notes (the “Indenture”) or some derivation thereof reasonably satisfactory to the Lender and its counsel.

(g)	The MVI Sale shall have been consummated and the Borrower shall have received net cash proceeds of not less than $63,500,000 (before taxes, fees and expenses) therefrom.

(h)	The Companies shall have obtained the irrevocable consent of the requisite holders of Senior Subordinated Notes under the Consent Solicitation with respect to the waiver by the holders of Senior Subordinated Notes of all defaults under the Indenture, including, without limitation, any default that may arise as a result of the consummation of the Financing Facility, and the Supplemental Indenture and the Proposed Amendments (as defined in the Consent Solicitation) shall have become effective.

(i)	The Lender shall be satisfied in its reasonable business judgment that the indebtedness and liens to be incurred under the Financing Facility will be permitted under the Indenture.

(j)	Insurance customary for companies in the same or similar businesses as the Companies and reasonably satisfactory to the Lender; such insurance to include liability insurance for which the Lender will be named as an additional insured and property insurance with respect to the Collateral for which the Lender will be named as loss payee, in each case in its capacity as agent for certain lenders.

(k)	The Companies shall have retained FTI Consulting, Inc. pursuant to its existing letter agreement until such time as the Borrower has received a clean audit report for its fiscal year ended 2003 and has filed the related 10-K report with the SEC.

(l)	The Lender shall have received a mortgage, deed of trust or other appropriate document, in form and substance reasonably satisfactory to the Lender, encumbering each parcel of real property owned by a Company (each a “Mortgage”), duly executed by such Company and in suitable form for recording in an appropriate office and creating a first priority lien.

(m)	There shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality which relates to the Financing Facility or which (in the reasonable business judgment of the Lender and except to the extent provided by the qualification to the definition of Material Adverse Change set forth in the Commitment Letter), has any reasonable likelihood of having a material adverse effect on the condition (financial or otherwise), operations, performance, properties, assets, liabilities, business or prospects of the Companies.

(n)	The Companies shall have paid to Lender all fees and expenses then owing to Lender.

(o)	The Lender shall have received such financial and other information regarding the Companies as the Lender may reasonably request.

CONDITIONS SUBSEQUENT:	The obligation of Lender to maintain the Loans under the Financing Facility will be subject to certain conditions subsequent including, without limitation, the following conditions subsequent:

(a)	The Lender shall have received mortgage title insurance policies (or marked commitments to issue the same) for the real property collateral issued by a title insurance company reasonably satisfactory to the Lender in form and substance and in amounts satisfactory to the Lender assuring that the Lender’s liens, in its capacity as collateral agent, on such real property collateral are valid and enforceable first priority mortgage liens on such real property collateral, free and clear of all defects and encumbrances except agreed upon permitted liens.

(b)	The Lender shall have received a phase-I environmental report with respect to each parcel comprising the real property collateral; the environmental consultants retained for such reports, the scope of such reports, and the results thereof to be reasonably acceptable to the Lender.

(c)	The Lender shall have received an ALTA survey, reasonably acceptable to the Lender, for the real property encumbered by each Mortgage.

REPRESENTATIONS AND WARRANTIES:	Usual representations and warranties, including, but not limited to, corporate existence and good standing, authority to enter into loan documentation, governmental approvals, non-violation of other agreements, financial statements (except as set forth in the Disclosed Events), litigation, compliance with environmental, pension and other laws, taxes, insurance, absence of Material Adverse Change (subject to the qualification to the definition thereof set forth in the Commitment Letter), absence of default or unmatured default under the Financing Facility or the Indenture, and priority of the Lender’s liens.

COVENANTS:	Usual covenants, including, but not limited to, provision of financial statements, notices of litigation, defaults and unmatured defaults and other information, compliance with laws, inspection of properties, books and records, maintenance of insurance, limitations with respect to liens and encumbrances, dividends and repurchases or retirement of capital stock, guarantees, sale and lease back transactions, consolidations and mergers, investments, capital expenditures, loans and advances, indebtedness, compliance with pension, environmental and other laws, operating leases, transactions with affiliates, repurchases or prepayment of other indebtedness and amendments to material contracts (including, without limitation, the Indenture and the Senior Subordinated Notes), in each case, subject to customary exceptions to be agreed upon (including with respect to the date for filing aaiPharma’s Form 10-K with the SEC for its fiscal year ended December 31, 2003 and subsequent reports).

Financial covenants based on a customary discount to the Companies’ projections to include, minimum fixed charge ratio, maximum total debt to trailing twelve month EBITDA and maximum capital expenditures, in each case to be agreed upon by Borrower and the Lender.

Financial reporting to include: (i) annual, audited financial statements, (ii) quarterly, internally prepared, financial statements, (iii) monthly, internally prepared, financial statements, (iv) annual projections including monthly balance sheet, profit and loss, cash flow figures, leverage levels and fixed charge coverage, and (v) other reporting as reasonably required by the Lender.

EVENTS OF DEFAULT:	Usual events of default, including, but not limited to, payment, cross-default, violation of covenants, breach of representations or warranties in any material respect, judgment, bankruptcy, ERISA, environmental and change of control.

GOVERNING LAW:	All documentation in connection with the Financing Facility shall be governed by the laws of the State of New York.

ASSIGNMENTS, PARTICIPATIONS:	The Lender may sell or assign to one or more other persons a portion of its loans or commitments under the Financing Facility without the consent of the Companies. The Lender may also sell participations in its loans and commitments under the Financing Facility without the consent of the Companies.

OUT-OF-POCKET EXPENSES:	All out-of-pocket fees, including, without limitation, reasonable legal fees and appraisal, audit, monitoring and valuation fees, and all reasonable out-of-pocket expenses associated with the transaction are to be paid by the Companies.

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